Exhibit 107
CALCULATION OF FILING FEE TABLE
FORM F-3
(Form Type)

HIMALAYA SHIPPING LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Shares, par value $1.00 per Share	Rule 457(o) of the Securities Act	$200,000,000	—	$200,000,000	$138.10 per $1,000,000	$27,620.00
Fees to Be Paid*	Equity	Shares, par value $1.00 per Share	Rule 457(c) of the Securities Act	13,029,338 Shares	—	$187,752,761	$138.10 per $1,000,000	$25,928.67
	Total Offering Amounts					$387,752,761		$53,548.67
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$53,548.67

(*)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the $14.67 (high) and $14.15 (low) prices of the Shares on the NYSE on June 8, 2026, which is within five business days prior to filing this registration statement.